UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE Atlanta, GA 30339
(Address of Principal Executive Offices, including Zip Code)

Telephone: (404) 471-1634

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 15, 2022, Floor and Decor Outlets of America, Inc. (“F&D”), a wholly-owned subsidiary of Floor & Decor Holdings, Inc. (the “Company”), the other loan parties party thereto and UBS AG, Stamford Branch as the administrative agent and collateral agent, entered into an amendment (the “Credit Agreement Amendment”) to amend its existing term loan credit agreement, dated as of September 30, 2016 (the “Existing Credit Agreement” and as amended by the Credit Agreement Amendment, the “Amended Credit Agreement), among F&D, the other loan parties party thereto from time to time, the lenders party thereto from time to time and UBS AG, Stamford Branch, as the administrative and collateral agent.

The Credit Agreement Amendment, among other things, amended the Existing Credit Agreement to transition the benchmark interest rate for borrowings under the Existing Credit Agreement from the Adjusted LIBOR Rate (as defined in the Existing Credit Agreement) to Adjusted Term SOFR (as defined in the Amended Credit Agreement). Borrowings under the facility will now bear interest at a rate equal to, at F&D’s option, either (a) a base rate determined by reference to the highest of (1) the “Prime Rate” as quoted by the Wall Street Journal (or if such rate ceases to be quoted by the Wall Street Journal, (i) the “bank prime loan” rate as published by the Federal Reserve Board in Federal Reserve Statistic Release H.15 (519) or (ii) any similar release by the Federal Reserve Board), (2) the U.S. federal funds rate plus 0.5% and (3) one-month Term SOFR plus 1.0%, or (b) Adjusted Term SOFR for the interest period relevant to such borrowing and adjusted for certain additional costs, plus, in each case, the applicable margin. The applicable margin in respect of base rate loans will be between 1.00% and 1.25%, and the applicable margin in respect of SOFR loans will be between 2.00% and 2.25% (subject to a floor of 0.00%), in each case, based on the reported Consolidated Secured Leverage Ratio (as defined in the Amended Credit Agreement) on the applicable Adjustment Date (as defined in the Amended Credit Agreement). Aside from the transition from the benchmark interest rate from Adjusted LIBOR Rate to Adjusted Term SOFR, the applicable margin remained unchanged as a result of the Credit Agreement Amendment.

The above description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by the Credit Agreement Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description of Exhibit

10.1†	Amendment No. 6 to Credit Agreement, dated as of November 15, 2022, by and among Floor and Decor Outlets of America, Inc., FDO Acquisition Corp., FD Sales Company LLC and UBS AG Stamford Branch, as administrative agent and collateral agent

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

† Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: November 15, 2022	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, General Counsel and Secretary